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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


March 9, 1999


We consent to the incorporation by reference in the Registration Statements of BancFirst Ohio Corp. on Form S-8 (File Nos. 33-64288 and 33-64436) of our report dated January 22, 1999, on our audits of the consolidated financial statements of BancFirst Ohio Corp. and Subsidiaries as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996, which report is included in this Annual Report on Form 10-K.


                                   /s/ PricewaterhouseCoopers LLP

                                   PricewaterhouseCoopers LLP

Columbus, Ohio